      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 26, 2001
                                                       REGISTRATION NO. 33-64186
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            LINDAL CEDAR HOMES, INC.
             (Exact name of registrant as specified in its charter)

                              DELAWARE                                              91-0508250
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)

                             4300 SOUTH 104TH PLACE
                                SEATTLE, WA 98178
                                 (206) 725-0900
               (Address, including zip code, and telephone number,
              including area code of principal executive offices)

              LINDAL CEDAR HOMES, INC. INCENTIVE STOCK OPTION PLAN

           LINDAL CEDAR HOMES, INC. 1988 COMBINED INCENTIVE STOCK AND
                         NONQUALIFIED STOCK OPTION PLAN

              LINDAL CEDAR HOMES, INC. DIRECTORS AND DISTRIBUTORS
                               STOCK OPTION PLAN

           LINDAL CEDAR HOMES, INC. 1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)


                                DENNIS L. GREGG
                             CHIEF FINANCIAL OFFICER
                            LINDAL CEDAR HOMES, INC.
                             4300 SOUTH 104TH PLACE
                                SEATTLE, WA 98178
                                 (206) 725-0900
 (Name, address and telephone number, including area code, of agent for service)

                             ----------------------

                                   COPIES TO:

                              MICHAEL E. STANSBURY
                                PERKINS COIE LLP
                          1201 THIRD AVENUE, SUITE 4800
                         SEATTLE, WASHINGTON 98101-3099
                                 (206) 583-8888

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

       TITLE OF SECURITIES      AMOUNT TO BE        PROPOSED MAXIMUM             PROPOSED MAXIMUM          AMOUNT OF
         TO BE REGISTERED       REGISTERED(1)   OFFERING PRICE PER SHARE     AGGREGATE OFFERING PRICE   REGISTRATION FEE
             N/A*                   N/A*                  N/A*                         N/A*                  N/A*

--------------------------------------------------------------------------------

* All remaining shares authorized for issuance under the Incentive Stock Option Plan, the 1988 Combined Incentive and Nonqualified Stock Option Plan, the Directors and Distributors Stock Option Plan and the 1993 Employee Stock Purchase Plan are being deregistered in accordance with this Post-Effective Amendment No. 1.

                          DEREGISTRATION OF SECURITIES

           Pursuant to the Registration Statement on Form S-8, Registration Number 33-64186 (the "Registration Statement"), filed on June 2, 1993, to which this Post-Effective Amendment No. 1 relates, Lindal Cedar Homes, Inc. (the "Registrant") registered an aggregate of 832,235 shares of common stock (including an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the Incentive Stock Option Plan, the 1988 Combined Incentive and Nonqualified Stock Option Plan, the Directors and Distributors Stock Option Plan and the 1993 Employee Stock Purchase Plan (the "Plans") because of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock).

           The Registrant recently completed its tender offer to purchase shares of its common stock, except for shares held by certain insiders, at midnight New York City time on January 26, 2001. Approximately 1,990,400 shares were tendered. This represents approximately 93% of the outstanding shares, excluding shares held by insiders Robert W. Lindal, Sir Walter Lindal, Martin J. Lindal and Douglas F. Lindal (the "Lindal Family Members"), who indicated when the tender was announced that they would not tender their shares at this time. As part of the tender offer, the registrant accelerated the vesting of outstanding stock options so that all such options became fully exercisable and provided optionees with an opportunity to surrender such options in exchange for payment in cash of the net value of the options (subject to withholding of applicable taxes). As a result of the tender offer, the Registrant currently has less than 240 shareholders of record and has 43 outstanding optionees, including 4 of the Lindal Family Members. Concurrently with this Post-Effective Amendment No. 1, the Registrant has filed a Certification and Notice of Termination of Registration on Form 15 with Securities and Exchange Commission.

           This Post-Effective Amendment No. 1 deregisters all remaining shares previously authorized for issuance under the Plans and registered on the Registration Statement.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Seattle, Washington, on the 26th day of March, 2001.

                                       LINDAL CEDAR HOMES, INC.

                                       By: /s/ ROBERT W. LINDAL
                                          --------------------------------------
                                              Robert W. Lindal
                                              Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the 26th day of March, 2001.

                   SIGNATURE                                    TITLE
                   ---------                                    -----
            /s/ Robert W. Lindal                  Chief Executive Officer and Director
---------------------------------------------
               Robert W. Lindal

             /s/ Dennis L. Gregg                  Chief Financial Officer
---------------------------------------------
                Dennis L. Gregg


            /s/ Douglas F. Lindal                 President, Chief Operating Officer and Director
---------------------------------------------
               Douglas F. Lindal


            /s/ Martin J. Lindal                  Vice President Information Systems, Assistant Secretary and
---------------------------------------------     Director
               Martin J. Lindal


            /s/ Charles T. Collins                Director
---------------------------------------------
               Charles T. Collins


            /s/ Charles R. Widman                 Director
---------------------------------------------
               Charles R. Widman


            /s/ Sir Walter Lindal                 Director
---------------------------------------------
               Sir Walter Lindal


          /s/ William M. Weisfield                Director
---------------------------------------------
             William M. Weisfield


           /s/ Steven G. Conley                   Director
---------------------------------------------
              Steven G. Conley